SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   April 16, 2012

TARA MINERALS CORP.
(Name of Small Business Issuer in its charter)

Nevada	None	20-5000381
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

375 N. Stephanie St., Bldg. 2 Ste. # 211
Henderson, NV 89014
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    (888) 901-4550

N/A
 (Former name or former address if changed since last report)
Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                Non-reliance on Previously Issued Financial Statements

(a)           On April 16, 2012, Tara Minerals Corp. (the “Company”) concluded that the Company’s financial statements for the three months ending March 31, 2011, the three and six months ending June 30, 2011 and the three and nine months ending September 30, 2011 should no longer be relied upon. On June 18, 2012 the Company restated the financials statements to correct the error(s) described below.

The Company determined, during the preparation of its annual report on Form 10-K for the year ended December 31, 2011, that it failed to properly recognize exploration expenses and a stock liability totaling $1,432,805 during 2011 pertaining to the purchase of technical data for the Centenario, La Palma and La Verde mining concessions. Per the purchase agreements, filed as exhibits to the Company’s March 31, 2011 Form 10-Q report, the Company issued shares of its common stock in payment of the technical data and guaranteed a price of $2.00 per share to the seller of the technical data. At the time of issuance, the Company’s common stock was valued at $0.85 per share, which was the market price of the Company’s common stock at that time.  This resulted in the understatement of exploration expenses of $1,007,315 for the three months ended March, 31, 2011 and $1,432,805 for the six and nine months ended June 30, 2011 and September 30, 2011, respectively.

The Company’s audited financial statements for the year ended December 31, 2011, filed  as part of the Company’s annual report on Form 10-K on April 14, 2012, corrected this error.

The Company’s principal financial and accounting officer discussed the error with the Company’s former and current independent accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 25, 2012

TARA MINERALS CORP.

By:	/s/ Lynda R. Keeton-Cardno, CPA
Lynda R. Keeton-Cardno, CPA
Chief Financial and Accounting Officer

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